PATENT LICENSE AGREEMENT

This Patent License Agreement (the “Agreement”) is made by and between Hempacco Co., Inc., a Nevada Corporation (“Hempacco”) and Organipure, Inc., a Nevada Corporation (“Organipure”) to be effective as of November 17, 2022 notwithstanding the actual dates of its execution by the parties hereto.

NOW, THEREFORE, in consideration of the mutual conditions, promises covenants and agreements that are set forth herein, the parties hereto do hereby promise, covenant and agree as follows.

1. Hempacco is the holder of the following intellectual property: (1) Assignment of United States Patent Application No. 63195279 dated June 10, 2021 as evidenced by United States Patent and Trademark Office Document No. 5067708823, Docket Number 00439.US.01 dated June 16, 2021 and (2) Patent License Agreement dated and effective as of April 1, 2021 entered into by and between Old Belt Extracts, LLC dba Open Book Extracts, a Delaware Limited Liability Company and Hempacco, Inc., a Nevada Corporation for the use of United States Patent No. 9532593B2 in North America (USA, Canada and Mexico) together with any subsequent filings related to said intellectual property(collectively, the “Patents”).

2. Subject to the terms, conditions and obligations recited in this Agreement, Hempacco hereby grants a non-exclusive license for the use of the Patents (the “License”)for the Term as is set forth below. The License shall include any additional application, or applications, filed by Hempacco in respect to the Patents with the United States Patent and Trademark Office for the Term, as described below. This License shall be deemed to be a world-wide license.

3. (a) The “Term” of this Agreement shall be approximately Ten (10) years and Two (2) Months commencing on November 17, 2022. This Agreement shall expire on December 31, 2033. At the expiration of the Term, or any extension thereof, this Agreement shall automatically renew for an additional period of Ten (10) Years unless either party shall give the other party written notice of its intent not to renew this Agreement at least Ninety (90) Days prior to the last day of the Term, or any extension thereof.

(b) Hempacco shall have the right, in its sole and absolute discretion, to terminate this Agreement in the event of any of the following occurrences.

(i) The termination of that certain Joint Venture Agreement dated November 17, 2022 entered into by and between Hempacco and High Sierra Technologies, Inc., a Nevada Corporation.

(ii) Within one year from the effective date of this Agreement, Organipure shall fail to achieve annualized revenues of at least One Million Dollars ($1,000,000.00) per year.

(iii) The failure by Organipure to increase its annualized revenues by at least Thirty percent (30%) per year for the first Five (5) years of this Agreement.

4. The annual fee for this License shall be five percent (5%) of the gross receipts (the “Fee”), received by Organipure, of the use of the Patents by Organipure. Organipure shall within sixty (60) days of the close of any physical quarter during the Term furnish Hempacco with a full accounting, certified by its Chief Financial Officer, of the gross receipts received by Organipure for the use of the Patents for such quarterly period. At such time, Organipure shall pay Hempacco the Fee.

5. Hempacco shall have the right, for the Term of this Agreement, or any extension thereof, to, upon giving three (3) days written notice, to inspect any and all uses of the Patents by Organipure.

6. At the expiration of the Term of this Agreement, or any extension thereof, or any early termination of this Agreement as provided for herein, Organipure shall cease all uses, of any nature whatsoever, of the Patents.

7. At the expiration of the Term of this Agreement, or any extension thereof, Organipure shall, no later than five (5) business days following the expiration of the Term of this Agreement, or any extension thereof, or any early termination of this Agreement as provided for herein, destroy any and all collateral materials using the Patents at any and all physical locations then being utilized by Organipure as well as on any website then being operated by Organipure.

8. Should a dispute arise between any of the parties hereto regarding the meaning of this Agreement, the enforcement of this Agreement or any claim or dispute related to this Agreement, then the prevailing party, in addition to whatever other relief such party may be entitled to, shall also recover its reasonable attorneys’ fees and costs incurred in connection with such dispute whether such dispute was resolved judicially, by mediation, by arbitration or by any other means, formal or informal.

9. Organipure shall have the right to sub-license this Agreement subject to the written approval of Hempacco which may be withheld at the sole and absolute discretion of Hempacco.

10. The parties hereto expressly consent to personal jurisdiction in the State of California for the purpose of litigating any claims, disputes or other controversies, of any nature whatsoever, related to this Agreement. This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to its conflicts of laws principles. The exclusive jurisdiction and venue to hear and determine any claim, dispute or other controversy, of any nature whatsoever, related to this Agreement shall be any state or federal court located in San Diego County, California having subject matter jurisdiction over the matter at hand.

11. Except as may be expressly set forth herein, this Agreement represents the entire agreement between the parties hereto with respect to the subject matter described herein and expressly replaces and supersedes any and all previous agreements, oral, or in writing, between the parties hereto with respect to the subject matter described herein. This Agreement may not be modified or amended except by an amendment, in writing, executed by all of the parties hereto.

12. In this Agreement whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

13. This Agreement may be executed in any number of counterparts and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart; each counterpart shall be an original and all of them together shall constitute one instrument. Signature by facsimile, electronic mail or other electronic means shall be accepted and deemed to be a valid execution of this Agreement.

14. Whenever any party shall desire to give or serve upon the other any notice, demand, request or other communication with respect to this Agreement each such notice, demand, request or other communication shall be in writing and shall not be effective for any purpose unless same shall be given or serviced by personal delivery to the party or parties to whom such notice, demand, request or other communication is directed or by mailing the same, to such party or parties by certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Hempacco:                                  Hempacco Co., Inc.

9925 Airway Road

San Diego, CA92154

Attn.: Sandro Piancone

Electronic Mail: sandro@hempaccoinc.com

If to Organipure:                                  Organipure, Inc.

1495 Ridgeview Drive, Suite 230A

Reno, NV 89519

Attn: Gregg W. Koechlein

Electronic Mail: gkoechlein@high-sierra.com

or at such other address or addresses as any party may from time to time designate to all other parties by notice given by certified mail, personal delivery, facsimile transmission and/or electronic mail.

Every notice, demand, request or communication hereunder sent by mail shall be deemed to have been given or served as of the third (3rd) business day following the date of such mailing. Every notice, demand, request or communication hereunder delivered by personal delivery, facsimile transmission or electronic mail shall be deemed to be given or served upon receipt.

15. Time is of the essence in each and every term, condition and provision of this Agreement.

16. Subject to the provisions hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, administrators, successors and assigns, and wherever a reference in this Agreement is made to any of the parties hereto such reference shall be deemed to include, wherever applicable, also a reference to their respective heirs, executors, legal representatives, administrators, successors and assigns of such party, as if in every case so expressed.

17. A waiver of any term, condition or provision of this Agreement shall not be valid unless such waiver is in writing and signed by the party or person to be charged, and no waiver of any term condition or provision hereof shall be deemed or construed as a waiver of the same or any different term, condition or provision in the future. Furthermore, the failure of a party to insist upon strict adherence to any term, condition or provision of this Agreement, or to object to any failure to comply with any term, condition or provision of this Agreement, shall not be a waiver of that term, condition or provision by laches. The receipt of a party of any benefit from this Agreement shall not effect a waiver or estoppel of the right of that party to enforce any term, condition or provision of this Agreement.

18. If any term, condition or provision of this Agreement shall be deemed invalid or unenforceable by a court of competent jurisdiction, that term, condition or provision shall be deemed severed from this Agreement and the remainder of the terms, conditions and provisions of this Agreement shall remain valid, enforceable and in full force and effect to the fullest extent permitted by law.

19. Each party to this Agreement shall bear their own costs and expenses related to the negotiation and finalization of this Agreement.

20. The rule that a contract is to be construed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Agreement or the terms hereof.

IN WITNESS WHEREOF, the parties hereto expressly acknowledge that they have read and understood this Agreement, have had the opportunity to obtain the advice of the legal counsel of their choice, fully understand it, and have freely and voluntarily entered into this Agreement with the express intention to be bound hereby as of the day and date first above written.

Hempacco Co., Inc., a Nevada Corporation

By: /s/ Sandro Piancone                                       Dated: November 17, 2022

Sandro Piancone, its President

Organipure, Inc., a Nevada Corporation

By: /s/ Vincent C. Lombardi                                 Dated: November 17, 2022

Vincent C. Lombardi, its Co-President

By: /s/ Sandro Piancone                                       Dated: November 17, 2022

Sandro Piancone, its Co-President